Exhibit 99.1

Kulicke & Soffa Pte Ltd 6 Serangoon North Ave 5 #03-16 Singapore 554910
65.6880.9600 phone 65.6880.9580 fax www.kns.com

Kulicke & Soffa Reports First Quarter Fiscal 2012 Results

Singapore – January 31, 2012 – Kulicke & Soffa Industries, Inc. (NASDAQ: KLIC) (“K&S” or the “Company”) today announced results for its first fiscal quarter ended December 31, 2011.

Quarterly Results

	Fiscal Q1 2012	Change vs. Fiscal Q1 2011	Change vs. Fiscal Q4 2011
Net Revenue	$120.0 million	-19.4%	-33.5%
Gross Profit	$55.3 million	-23.3%	-33.2%
Gross Margin	46.1%	-230 bps	20 bps
Income from Operations	$12.4 million	-43.9%	-45.5%
Operating Margin	10.3%	-450 bps	-230 bps
Net Income	$8.5 million	-43.7%	344.9%
Net Margin	7.1%	-300 bps	600 bps
EPS – Diluted	$0.11	-47.6%	266.7%

Bruno Guilmart, Kulicke & Soffa’s President and Chief Executive Officer, said, “Revenue in the December quarter came in at the high end of our guidance but declined sequentially due to the overall macroeconomic market environment combined with weaker demand from our OSAT customers. Despite the challenging environment, we continued to generate healthy levels of operating cash which allowed us to end the quarter with record cash and investments of $403.8 million dollars. We remain focused on operational excellence, expanding our product offerings and managing our business efficiently throughout the cycle.”

First Quarter Fiscal 2012 Key Product Trends

•	Ball bonder equipment net revenue decreased 37% over the September quarter.
•	72% of ball bonder equipment was sold as copper capable bonders, compared to 37% in the same period one year ago.
•	Wedge bonder equipment net revenue decreased 18% from the September quarter.

First Quarter Fiscal 2012 Financial Highlights

•	Net revenue of $120.0 million.
•	Gross margin improved sequentially to 46.1%.
•	Net income was $8.5 million or $0.11 per share.
•	Cash, cash equivalents and investments increased to $403.8 million up $19.2 million from the prior quarter.

Second Quarter Fiscal 2012 Outlook

The Company expects net revenue for the second quarter of fiscal 2012 to be approximately $125 million to $135 million, reflecting the continued uncertain economic environment and ongoing conservative capital spending by its customers.

Looking forward, Bruno Guilmart commented, “We believe we are well positioned both competitively and financially and continue to work towards our goals and objectives of strengthening our technology leadership, broadening our product offering, developing our employees and leveraging our technical competencies in an effort to maximize shareholder value. These actions are coming to fruition as we look forward to a series of new product launches throughout 2012.”

Earnings Conference Call Details

A conference call to discuss these results will be held today, January 31, 2012, beginning at 8:00 am (EST). To access the conference call, interested parties may call +1-877-407-8037 or internationally +1-201-689-8037. The call will also be available by live webcast at www.kns.com/investors/events.

A replay will be available from approximately one hour after the completion of the call through February 7, 2012 by calling +1-877-660-6853 or internationally +1-201-612-7415, with account number 5521 and replay ID 386579. A webcast replay will also be available at www.kns.com/investors/events.

About Kulicke & Soffa

Kulicke & Soffa (NASDAQ: KLIC) is a global leader in the design and manufacture of semiconductor and LED assembly equipment. As a pioneer in this industry, K&S has provided customers with market leading packaging solutions for decades. In recent years, K&S has expanded its product offerings through strategic acquisitions, adding die and wedge bonders and a broader range of expendable tools to its core ball bonding products. Combined with its extensive expertise in process technology, K&S is well positioned to help customers meet the challenges of assembling the next-generation semiconductor and LED devices. (www.kns.com)

Caution Concerning Results and Forward Looking Statements

In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and include, but are not limited to, statements that relate to our future revenue, sustained, increasing, continuing or strengthening demand for our products, the continuing transition from gold to copper wire bonding, replacement demand, our research and development efforts, our ability to identify and realize new growth opportunities and our ability to control costs. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to: the risk that customer orders already received may be postponed or canceled, generally without charges; the risk that anticipated customer orders may not materialize; the risk that our suppliers may not be able to meet our demands on a timely basis; the volatility in the demand for semiconductors and our products and services; volatile global economic conditions, which could result in, among other things, sharply lower demand for products containing semiconductors and for the Company’s products, and disruption of capital and credit markets; the risk of failure to successfully manage our operations; acts of terrorism and violence; risks, such as changes in trade regulations, currency fluctuations, political instability and war, which may be associated with a substantial non-U.S. customer and supplier base and substantial non-U.S. manufacturing operations; and the factors listed or discussed in Kulicke and Soffa Industries, Inc. 2011 Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. Kulicke & Soffa Industries, Inc is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Kulicke & Soffa Industries, Inc.
Joseph Elgindy
Investor Relations
P: +1-215-784-7518
F: +1-215-784-6180
jelgindy@kns.com

Global IR Partners
David Pasquale
P: +1-914-337-8801
klic@globalirpartners.com

# # #

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended
	December 31, 2011	January 1, 2011
Net cash provided by operations	$34,324	$25,310
Net cash used in discontinued operations	(486)	(524)
Net cash provided by operating activities	$33,838	$24,786

Net cash used in investing activities	(9,982)	(5,648)

Net cash provided by financing activities	1,576	125
Effect of exchange rate changes on cash and cash equivalents	141	176
Changes in cash and cash equivalents	$25,573	$19,439
Cash and cash equivalents, beginning of period	378,188	178,112
Cash and cash equivalents, end of period	$403,761	$197,551

Short-term investments	—	6,074
Total Cash, cash equivalents and short-term investments	$403,761	$203,625

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share and employee data)
(Unaudited)

	Three months ended
	December 31,	January 1,
	2011	2011

Net revenue:
Equipment	$106,149	$132,698
Expendable Tools	13,875	16,165
Total net revenue	120,024	148,863

Cost of sales:
Equipment	59,004	70,238
Expendable Tools	5,744	6,513
Total cost of sales	64,748	76,751

Gross profit:
Equipment	47,145	62,460
Expendable Tools	8,131	9,652
Total gross profit	55,276	72,112

Operating expenses:
Selling, general and administrative	25,240	30,672
Research and development	14,148	15,195
Amortization of intangible assets	2,295	2,386
Restructuring	1,217	1,792
Total operating expenses	42,900	50,045

Income from operations:
Equipment	9,877	19,184
Expendable Tools	2,499	2,883
Total income from operations	12,376	22,067

Other income (expense):
Interest income	260	105
Interest expense	(242)	(242)
Interest expense: non-cash	(1,910)	(1,772)

Income from operations before income taxes	10,484	20,158

Provision for income taxes	1,977	5,059

Net income	$8,507	$15,099

Net income per share:
Basic	$0.12	$0.21
Diluted	$0.11	$0.21

Weighted average shares outstanding:
Basic	73,540	70,881
Diluted	74,628	71,706

	Three months ended
	December 31,	January 1,
Supplemental financial data:	2011	2011

Depreciation and amortization	$4,258	$4,407

Capital expenditures	$1,498	$2,705

Equity-based compensation expense:
Cost of sales	$85	$48
Selling, general and administrative	1,611	963
Research and development	403	276
Total equity-based compensation expense	$2,099	$1,287

	As of
	December 31,	January 1,
	2011	2011

Backlog of orders	$88,000	$193,000

Number of employees	2,735	2,628

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,	October 1,
	2011	2011
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$403,761	$378,188
Short-term investments	—	6,364
Accounts and notes receivable, net of allowance for doubtful
accounts of $2,338 and $2,194, respectively	110,030	138,649
Inventories, net	59,706	73,092
Prepaid expenses and other current assets	20,112	21,897
Deferred income taxes	1,657	1,651

TOTAL CURRENT ASSETS	595,266	619,841

Property, plant and equipment, net	26,059	26,501
Goodwill	41,546	41,546
Intangible assets	27,270	29,565
Other assets	11,371	10,938

TOTAL ASSETS	$701,512	$728,391

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Current portion of long term debt	$106,987	$105,224
Accounts payable	19,261	36,321
Accrued expenses and other current liabilities	35,397	43,528
Earnout agreement payable	—	14,848
Income taxes payable	15,040	14,261

TOTAL CURRENT LIABILITIES	176,685	214,182

Deferred income taxes	31,998	32,065
Other liabilities	10,386	12,267

TOTAL LIABILITIES	219,069	258,514

SHAREHOLDERS' EQUITY
Common stock, no par value	445,626	441,749
Treasury stock, at cost	(46,356)	(46,356)
Accumulated income	80,447	71,940
Accumulated other comprehensive income	2,726	2,544

TOTAL SHAREHOLDERS' EQUITY	482,443	469,877

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$701,512	$728,391